UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 3, 2005

YAK COMMUNICATIONS INC.

(Exact name of registrant as specified in its charter)

Florida	0-33471	98-0203422
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

300 Consilium Place, Suite 500 Toronto, Ontario, Canada	M1H 3G2
(Address of principal executive offices)	(Zip Code)

(647) 722-2752

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 3, 2005, our subsidiary, Yak Communications (Canada), Inc., entered into a Settlement Agreement with Consortio, Inc., a Delaware corporation (“Consortio”) and Convenxia Limited, a corporation incorporated under the laws of the United Kingdom (“Convenxia”) modifying the terms of certain agreements previously entered into by the parties.

On June 20, 2003 the parties entered into a Software Acquisition Agreement pursuant to which we acquired from Consortio and Convenxia certain software used by us in the provision of telecommunication services (the “Software”). We executed and delivered to Consortio a promissory note in the amount of $8,535,000 as part of the purchase price for the Software. In addition, the parties entered into a Joint Venture Agreement with respect to the further development of the Software and the sharing of revenues arising from the commercialization of the Software. We also had entered into a Professional Services Agreement, dated April 7, 2004, with Convenxia for the further development of the Software for both internal and commercial uses. Due to delays in the further development of the Software related to its commercial use, the parties have agreed to revise their financial relationship.

Due to a change in circumstances and management’s belief that the Consortio and Convenxia joint venture is not a part of the core competency of the Company, the parties entered into the Settlement Agreement which modifies the terms of their existing agreements as follows: (a) the promissory note was cancelled; (b) the provisions regarding the sharing of revenues set forth in the Joint Venture Agreement were modified including the elimination of certain minimum payments to the Company; and (c) we agreed to continue certain development efforts with respect to the Software.

For reasons described below in Item 7.01, the Company is uncertain what, if any, impact this Settlement Agreement will have on its financial statements.

A copy of the Settlement Agreement is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by this reference.

Item 7.01. Regulation FD Disclosure.

In connection with the Company’s efforts to resolve its recently announced issues involving the application of certain accounting treatments in connection with the historic (June 2003) transactions contemplated by the Software Acquisition Agreement and Joint Venture Agreement, the Company (based on a recommendation of our Audit Committee and its counsel) will present the matter to the SEC’s Office of the Chief Accountant (“OCA”) for its guidance. The Company expects to deliver its submission to the OCA as soon as possible. The Company will issue a press release upon making its submission to the OCA.

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Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits:

Exhibit Number	Description
10.1	Settlement Agreement, dated March 3, 2005, by and among Yak Communications (Canada), Inc., Consortio, Inc. and Convenxia Limited.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YAK COMMUNICATIONS INC.

March 9, 2005	By:	/s/ Charles Zwebner
Charles Zwebner, President, Chief Executive Officer and Chief Financial Officer

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Exhibit Number	Description
10.1	Settlement Agreement, dated March 3, 2005, by and among Yak Communications (Canada), Inc., Consortio, Inc. and Convenxia Limited.